Maximum Anniversary Value Death Benefit Contract Schedule

Owner:   [John Doe]  Contract Number:    [??687456]
[Joint Owner:    [Jane Doe]]  Issue Date:    [04/15/10]
Annuitant:    [John Doe]  Rider Maximum Issue Age:  [75]

End Date
Maximum Anniversary Value Death Benefit Maximum Birthday:  [91st] birthday

Contract Charges
Rider Fee:         [0.15]%

S40898  -01-IVA                                                                                                                                                                                     [Admin Tracking Identifier]